                                                                   Exhibit 10.24














DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT


by and between

                                 CIMA LABS INC.


and


                                               SCHWARZ PHARMA, INC.


dated as of June 30, 2000

                                TABLE OF CONTENTS

                                                                                                             Page
SECTION 1    DEFINITIONS                                                                                       2
SECTION 2    GRANT OF LICENSES; LICENSE OPTION                                                                 6
2.1    Grant of Licenses.......................................................................................6
2.2    Sublicenses.............................................................................................7
2.3    Marketing, Distribution and Sale........................................................................7
2.4    Additional Development Option...........................................................................7
2.5    Minimum Annual Net Sales................................................................................8
SECTION 3    PRODUCT DEVELOPMENT ..............................................................................8
3.1    Obligations of CIMA.....................................................................................8
3.2    Obligations of Schwarz..................................................................................8
3.3    License of Schwarz Technology...........................................................................8
3.4    Regulatory Matters......................................................................................8
SECTION 4    ROYALTY, COST OF GOODS AND MILESTONE PAYMENTS ....................................................9
4.1    Royalty and Milestone Payments..........................................................................9
4.2    Records and Audit.......................................................................................9
4.3    Quarterly Reports of Royalties.........................................................................10
SECTION 5    SUPPLY OF PRODUCT ...............................................................................10
5.1    Supply of Product......................................................................................10
5.2    Identification.........................................................................................11
5.3    Trade, Sample and Placebo Product Price................................................................12
5.4    Forecasts, Delivery and Quality........................................................................12
5.5    Rejection and Replacement..............................................................................12
5.6    Invoice and Payment....................................................................................13
5.7    Supply Disruption; Alternate Manufacturing Site........................................................13
SECTION 6    CONDITIONS PRECEDENT TO THE CLOSING; CLOSING DATE ...............................................13
6.1    Conditions Precedent to Schwarz?s Obligations..........................................................13
6.2    Conditions Precedent to CIMA?s Obligations.............................................................14
6.3    Closing Date...........................................................................................15
SECTION 7    REPRESENTATIONS AND WARRANTIES OF CIMA ..........................................................15
7.1    Organization, Power and Authority......................................................................16
7.2    Due Authority; No Breach...............................................................................16
7.3    Intellectual Property..................................................................................16
7.4    Technology Rights......................................................................................17
7.5    Litigation.............................................................................................17
7.6    Governmental Approval..................................................................................17
7.7    Brokerage..............................................................................................17
SECTION 8    REPRESENTATIONS AND WARRANTIES OF SCHWARZ .......................................................17
8.1    Organization, Power and Authority......................................................................17
8.2    Due Authority; No Breach...............................................................................18


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

8.3   Brokerage...............................................................................................18
8.4   Litigation..............................................................................................18
8.5   Governmental Approval...................................................................................19
SECTION 9    ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES                                               19
9.1   Governmental Filings....................................................................................19
9.2   Compliance with Law.....................................................................................19
9.3   Recall..................................................................................................19
9.4   Confidentiality.........................................................................................20
9.5   Expenses................................................................................................21
9.6   Reasonable Efforts......................................................................................21
9.7   Publicity...............................................................................................21
9.8   Cooperation.............................................................................................21
9.9   Competition; No Sale for Resale.........................................................................21
9.10  Conflicting Rights......................................................................................22
9.11  Patent and Trademark Maintenance........................................................................22
9.12  Infringement; Enforcement of Proprietary Rights.........................................................24
9.13  Supply of Product.......................................................................................24
9.14  Liability Insurance.....................................................................................24
9.15  Referral of Orders and Inquiries........................................................................25
9.16  Deemed Breach of Covenant...............................................................................25
SECTION 10   INDEMNIFICATION                                                                                  25
10.1  Indemnification.........................................................................................25
10.2  Notice and Opportunity To Defend........................................................................26
10.3  Indemnification Payment Obligation......................................................................27
10.4  Indemnification Payment Adjustments.....................................................................27
10.5  Indemnification Payment.................................................................................27
10.6  Survival................................................................................................27
SECTION 11   TERMINATION                                                                                      28
11.1   Termination............................................................................................28
SECTION 12   MISCELLANEOUS                                                                                    29
12.1  Successors and Assigns..................................................................................29
12.2  Notices.................................................................................................29
12.3  Waiver; Remedies........................................................................................30
12.4  Survival of Representations.............................................................................30
12.5  Independent Contractors.................................................................................30
12.6  Entire Agreement........................................................................................30
12.7  Amendment...............................................................................................30
12.8  Counterparts............................................................................................30
12.9  Governing Law...........................................................................................31
12.10 Arbitration.............................................................................................31
12.11 Captions................................................................................................31
12.12 No Third-Party Rights...................................................................................31
12.13 Severability............................................................................................31
12.14 Attachments.............................................................................................31
12.15 Force Majeure...........................................................................................31

                                    SCHEDULES

Schedule 2.4               [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
                           OMITTED FILED SEPARATELY WITH THE SECURITIES AND
                           EXCHANGE COMMISSION.***] Extended Release Term Sheet
Schedule 2.5               Minimum Annual Net Sales Targets
Schedule 3.1               Development Schedule
Schedule 4.1(a)            Royalty Rates
Schedule 4.1(b)            Milestone Payments
Schedule 5.1(b)            Schwarz Purchase Order
Schedule 5.3               Cost of Goods
Schedule 5.4(d)            Quality Assurance Addendum
Schedule 9.9(a)            Competitive Products

DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

         This DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT ("this Agreement"), dated as of June 30, 2000, is by and between CIMA LABS INC., a Delaware corporation ("CIMA"), and SCHWARZ PHARMA, INC., a Delaware corporation ("Schwarz").

                               W I T N E S S E T H

         WHEREAS, CIMA is engaged, among other things, in the business of research, development, manufacturing and commercialization of pharmaceutical products through its proprietary drug delivery technologies;

         WHEREAS, Schwarz is engaged, among other things, in the business of marketing and selling of pharmaceutical products;

         WHEREAS, subject to the terms and conditions set forth in this Agreement, CIMA and Schwarz wish to collaborate in the development, registration, marketing and sale of a certain prescription product; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, CIMA wishes to license to Schwarz and Schwarz wishes to license from CIMA rights to CIMA's DuraSolv(R) technology for use with such prescription product.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    SECTION 1

DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Activities" shall mean the development, manufacturing, marketing, selling and distributing of the Product in the Territory as contemplated by this Agreement.

         "Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes hereof, the term controlled" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.

         "Annual Net Sales" shall mean, for any Year, the Net Sales for such Year.

         "API" shall mean the active ingredient [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

         "cGMP" shall mean current Good Manufacturing Practices, as determined by the FDA from time to time.

         "CIMA" shall have the meaning given in the preamble and shall include its Affiliates.

         "CIMA Intellectual Property" shall mean, collectively, (1) the CIMA Patents, (2) the CIMA Technology, (3) the CIMA Trademarks, and (4) the CIMA Marketing Materials.

         "CIMA Marketing and Market Research Data" shall mean, with respect to the Product, all CIMA marketing data, studies, market research data and reports that pertain to the Product, and any further market research data whose disclosure to Schwarz is not prohibited by confidentiality obligations under agreements, dated prior to the date hereof, between CIMA and Persons who are not Affiliates of CIMA.

         "CIMA Marketing Materials" shall mean all labeling, marketing and promotional materials and inserts currently used by CIMA that are useful in connection with the Activities.

         "CIMA Patents" shall mean United States patent no. 6024981 (Rapidly Dissolving Robust Dosage Form) and any patents and patent applications resulting therefrom, including any extension, reissue, renewal, reexamination or continuation-in-part of such patent or patent application.

         "CIMA Technology" shall mean all of CIMA's Patents, trade secrets, technology, know-how and all other information necessary for the manufacture of the Product including, without limitation, that related to CIMA's DuraSolv(R) technology.

         "CIMA Trademarks" shall mean the CIMA(R), DuraSolv(R) and Meltabs(R) trademarks.

         "Closing Date" shall have the meaning given in Section 6.3 hereof.

         "Damages" shall mean any and all actions, costs, losses, lost profits, claims, liabilities, fines, penalties, demands, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a party hereto (including interest which may be imposed in connection therewith).

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         "Defective" shall mean, as to the Product, the failure of such to strictly conform to the Specifications, this Agreement and all applicable law, including, without limitation, PDMA.

         "Development Schedule" shall mean the schedule of development activities set forth on Schedule 3.1 hereto.
         "FDA" shall mean the United States Food and Drug Administration.

         "Force Majeure" shall mean acts of God, explosion, fire, flood, tornadoes, thunderstorms, earthquake or tremor, war whether declared or not, civil strife, riots, embargo, losses or shortages of power, labor stoppage, substance shortages, damage to or loss or product in transit, currency restrictions, or events caused by reason of laws, regulations or orders by any government, governmental agency or instrumentality or by an other supervening or unforeseeable circumstances reasonably beyond the control of each party.

         "GAAP" shall mean generally accepted accounting practices in the United States as in effect from time to time.

         "Indemnified Party" shall have the meaning given in Section 10.2 hereof.

         "Indemnifying Party" shall have the meaning given in Section 10.2 hereof.

         "Launch" shall mean the date when the Product is first made commercially available by Schwarz.

         "[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]" shall mean a pharmaceutical product containing [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], either alone or in combination with other pharmaceutical active ingredients.

         "[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Extended Release" shall mean a pharmaceutical product containing [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the active ingredient [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] in an extended release dosage form consisting of a fast-dissolving tablet using the CIMA Technology.

         "Licensed Assets" shall have the meaning set forth in Section 2.1 hereof.

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         "Net Sales" shall mean, with respect to the Product, the gross amount invoiced to unrelated third parties for the Product in the Territory, less:

         (a)      trade and reasonable and customary cash discounts allowed;

         (b) refunds, rebates, chargebacks, retroactive price adjustments and any other allowances which effectively reduce the net selling price; and

         (c)      returns, credits and allowances.

Such amounts shall be determined from books and records maintained in accordance with GAAP, consistently applied.

         "PDMA" shall mean the Prescription Drug Marketing Act of 1987, as amended from time to time, together with any rules or regulations promulgated thereunder.

         "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

         "Product" shall mean a pharmaceutical product containing
[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the active ingredient
[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], in a fast-dissolving tablet using the CIMA Technology, as more specifically described below:

              Active ingredient and potency: [***CONFIDENTIAL TREATMENT
                  REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]
              Tablet size:  1/4"
              Tablet weight:  50 - 120 mg
              Flavor:  Mint
              Color:  White
              Tablet disintegration:  30 seconds or less
              Intagliation (Engraving): [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.***]

         "Promotional Materials" shall mean any advertising and promotional labeling bearing a name (trade name or generic name) used in the promotion of the Product, including, without limitation, promotional materials produced by or on behalf of Schwarz (examples include, but are not limited to, journal ads, brochures, service items, managed care pull through sheets, formulary presentations, price lists, monographs, Internet pages and telephone or television advertisements) and materials produced by outside sources (examples include, but are not limited to, medical reprints, textbooks and CME materials) to the extent funded by, created in cooperation with, reviewed, or distributed by Schwarz. The definition of Promotional Materials shall also include press releases and other releases of information to the media regarding the Product.

         "Quarter" shall mean, as the case may be, the three months ending on March 31, June 30, September 30 or December 31 in any Year.

         "Schwarz" shall have the meaning given in the preamble and shall include its Affiliates.

         "Schwarz Technology" shall mean all of Schwarz's patents, trade secrets, technology, know-how and all other information necessary to the manufacture of the Product including, without limitation, that related to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

         "Schwarz Trademarks" shall have the meaning given in Section 9.11(c).

         "Specifications" shall mean, at any time, the specifications for the Product that are included in the Quality Assurance Addendum set forth on
Schedule 5.4(d).

         "Territory" shall mean the fifty (50) states, the District of Columbia and the territories and possessions comprising the United States of America, including Puerto Rico.

         "Year" shall mean a calendar year during the term of this Agreement.


                                    SECTION 2

GRANT OF LICENSES; LICENSE OPTION

         2.1      Grant of Licenses.

                  (1)     CIMA hereby grants to Schwarz an exclusive, subject to
         Section 2.5, license for the term of this Agreement under the following assets to develop, manufacture, market, distribute and sell the Product, for all indications and for all agreed upon product line extensions, in the Territory (such assets are referred to herein collectively as the "Licensed Assets"):

                           (i) all current and future regulatory filings,
                  approvals, registrations and governmental authorizations that relate to the Product in the Territory;

                      (ii)  the CIMA Intellectual Property; and

                      (iii) the CIMA Marketing and Market Research Data.

                  (2) CIMA grants to Schwarz an exclusive, royalty bearing license to use the CIMA Trademarks to market, distribute and sell the Product, during the term of this Agreement, for all indications and for all agreed upon product line extensions in the Territory.

                  (3) The license to Schwarz will be exclusive in that CIMA will not grant any licenses of the Licensed Assets of the CIMA trademarks to any other Person with respect to the Product or any other [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] products during the term of this Agreement except as provided in Section 2.5.

         2.2 Sublicenses. Schwarz shall have the right to extend the licenses granted pursuant to this Section 2 in whole or in part to any Affiliate of Schwarz, provided that Schwarz is not then in default with respect to any of its obligations to CIMA under this Agreement. All the terms and provisions of this Agreement shall apply to the Affiliate to which this license has been extended to the same extent as they apply to Schwarz, and the operations of the Affiliate shall be deemed to be the operations of Schwarz and Schwarz shall account therefor and be responsible for the performance of such Affiliate of all of its obligations hereunder. In addition, Schwarz shall have the right to extend the licenses granted pursuant to this Section 2 in whole or in part to Persons who are not Affiliates of Schwarz with the prior written consent of CIMA, such consent not to be unreasonably withheld or delayed.

         2.3 Marketing, Distribution and Sale. After the Launch, Schwarz shall use its commercially reasonable efforts to market, distribute and sell the Product in the Territory. Such efforts shall be consistent with industry norms, given the product profile, product potential and the state of the market at Launch.

         2.4 Additional Development Option. Schwarz shall have the one-time option to cause CIMA to collaborate with Schwarz for the development of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Extended Release utilizing the CIMA Technology (the "Additional Development Option"). Schwarz may exercise the Additional Development Option by delivering to CIMA an Additional Development Option Notification (an "ADO Notification") at any time prior to December 31, 2001. The ADO Notification shall set forth the specifications for the product that Schwarz proposes to develop and the principal terms under which Schwarz proposes to undertake such development. Upon receipt of an ADO Notification by CIMA, Schwarz and CIMA shall use their commercially reasonable efforts to finalize a Development, License and Supply Agreement substantially in the form and substance of this Agreement within sixty (60) days after CIMA's receipt of such ADO Notification; provided, however, that the terms of any such Development, License and Supply Agreement in respect of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Extended Release shall incorporate the terms reflected on Schedule 2.4 hereto.

         2.5 Minimum Annual Net Sales. Subject to Section 4.1(c), Schwarz shall endeavor to meet or exceed the minimum Annual Net Sales targets set forth on
Schedule 2.5 hereto. Any provision in this Agreement to the contrary notwithstanding (but still subject to Section 4.1(c)), in the event that Schwarz fails to meet the minimum Annual Net Sales targets set forth on Schedule 2.5 hereto, CIMA's sole remedy for such failure shall be, subject to Section 4.1(c), to (i) convert the exclusive licenses granted in Sections 2.1 to non-exclusive licenses, and/or (ii) reduce the list of pharmaceutical products on Schedule 9.9(a) to those pharmaceutical products that contain [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] as their primary active ingredient. In the event that Schwarz fails to meet the minimum Annual Net Sales targets set forth on Schedule 2.5 hereto, CIMA may exercise any remedies it is entitled to pursuant to this
Section 2.5, if at all, by the delivery of written notice thereof to Schwarz.


                                    SECTION 3

PRODUCT DEVELOPMENT

         3.1 Obligations of CIMA. CIMA shall be responsible for the satisfactory performance of each of the development activities set forth on Schedule 3.1 at least by the times set forth on Schedule 3.1.

         3.2 Obligations of Schwarz. Schwarz shall, in a timely fashion, supply CIMA with sufficient quantities of API for CIMA to perform the development activities described on Schedule 3.1 and the supply activities described in Sections 5.1 and 5.5.

         3.3 License of Schwarz Technology. Schwarz hereby grants to CIMA a non-exclusive license under the Schwarz Technology so that CIMA may carry out its obligations under Section 3.1. Such license may not be sublicensed without the prior written consent of Schwarz.

         3.4 Regulatory Matters. All Product supplied to Schwarz shall be produced under cGMP and in accordance with the Specifications. CIMA shall furnish Schwarz with a Certificate of Analysis with a cGMP statement to demonstrate that each shipment of Product has been manufactured under cGMP and other FDA guidelines and in accordance with the Specifications. In addition, Schwarz reserves the right, at its own expense, to audit the facility of CIMA, including its processes, records and other facets of the operation as may be necessary to assure that all applicable regulations have been complied with, and the Specifications have been met. CIMA shall permit duly authorized representatives of Schwarz to audit all manufacturing and processing operations at reasonable times with a prior appointment. The right to audit shall commence with the effective date of this Agreement. These audits will be conducted to assure compliance with all pertinent acts, regulations, and guidelines promulgated by the FDA and other regulatory authorities, as well as standards then in effect in the regulatory environment. Such audits will be permitted during normal business hours and will be performed with a minimum of disruption.


                                    SECTION 4

ROYALTY, COST OF GOODS AND MILESTONE PAYMENTS

         4.1      Royalty and Milestone Payments.

         (1) Schwarz shall make royalty payments to CIMA, at the times, in the amounts and subject to the conditions set forth on Schedule 4.1(a).

         (2) Schwarz shall make milestone payments to CIMA as set forth on
Schedule 4.1(b).

         (3) In the event of (i) any patent infringement, illegality or severe side effect profile, that, in each case, has a materially adverse effect on the Product, and/or (ii) the occurrence of an interruption in the supply of the Product for a period of 120 days or more, then, in each case, the obligation of Schwarz to make any payments pursuant to Sections 4.1(a) or 4.1(b) or Schedules 4.1(a) or 4.1(b) or to meet any minimum Annual Net Sales targets pursuant to
Section 2.5 or Schedule 2.5 shall, in each case, terminate and be deemed waived by CIMA and shall be promptly renegotiated in good faith by Schwarz and CIMA. Any renegotiated obligations pursuant to this Section 4.1(c) shall be retroactively effective to the date the applicable event described above occurred.



         4.2 Records and Audit. Schwarz and its Affiliates shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to CIMA hereunder. Such books of account shall be kept at Schwarz's principal place of business or the principal place of business of the appropriate Affiliate of Schwarz to which this Agreement relates. Such books and the supporting data shall be open, at all reasonable times and upon reasonable notice during the term of this Agreement and for 2 years after its termination, to the inspection by a firm of certified public accountants selected by CIMA and reasonably acceptable to Schwarz, for the limited purpose of verifying Schwarz's royalty statements; provided, however, that such examination shall not take place more often than once each Year and shall not cover more than the preceding 3 Years, with no right to audit any period previously audited. Except as otherwise provided in this Section, the cost of any such examination shall be paid by CIMA. In the event that any such inspection reveals a deficiency in excess of 5% of the reported royalty for the period covered by the inspection, Schwarz shall promptly pay CIMA the deficiency, plus interest at the rate of 8% per annum, and shall reimburse CIMA for the fees and expenses paid to such accountants in connection with their inspection. In the event that any such inspection reveals a deficiency that is less than 5% of the reported royalty for the period covered by the inspection, Schwarz shall promptly pay CIMA the deficiency, plus interest at the rate of 8% per annum. The parties agree that neither party shall be required to retain books and records with respect to the above other than books and records relating to the current Year and the immediately preceding 3 Years.

         4.3 Quarterly Reports of Royalties. In any Year, Schwarz shall, within 60 days after the end of each Quarter, deliver to CIMA true and accurate reports, certified by an authorized official of Schwarz, setting forth the actual Annual Net Sales and total royalties due under Section 4.1(a) for such Year. If no royalties are due, Schwarz shall so report.


                                    SECTION 5

                                SUPPLY OF PRODUCT

         5.1      Supply of Product.

         (1) For the term of this Agreement, or for as long as CIMA manufactures the Product, whichever is shorter, Schwarz agrees to purchase from CIMA and CIMA agrees to supply Schwarz with all of Schwarz's requirements for the Product, Product samples and Product placebos for their subsequent use, sale, lease or transfer by Schwarz.

         (2) Schwarz agrees to initiate purchases of the Product, Product samples and Product placebos hereunder by issuing CIMA binding purchase orders not less than 90 days prior to the required shipping date set forth therein. CIMA agrees to accept any order issued in accordance with this Section 5.1(b) and to meet the delivery dates specified thereon. All purchase orders hereunder shall be on Schwarz's standard purchase order form (a copy of which is attached as Schedule 5.1(b) hereto and which shall not, for purposes of this Agreement only, be modified in any material respect without CIMA's prior written consent, such consent not to be unreasonably withheld or delayed) and shall be directed to CIMA at the address set forth below. The terms and conditions of purchase enumerated on the reverse side of such standard purchase order form shall prevail over any inconsistent or conflicting language as may exist on invoices, confirmation or order acknowledgment forms of CIMA, provided, however, that in the event any terms thereof are in conflict, or are inconsistent with any terms of this Agreement, the terms and conditions hereof shall prevail. No Product delivered by CIMA shall have a shelf life that is more than two months less than the maximum shelf life of such product; and, in any case, all Product delivered by

CIMA shall have at least 22 months of shelf life remaining upon delivery to Schwarz (other than batches that were under investigation and batches for validation which shall have at least 18 months of shelf life remaining upon delivery to Schwarz).

         (3) Purchase order quantities shall be in batch sizes of 1,000,000 tablets per batch unless otherwise mutually agreed by the parties. The delivery quantity of blistered tablets shall not exceed 4,000,000 tablets in any calendar month; provided that this limitation shall not apply to bulk tablets.

         (4) Schwarz shall provide the amount of API that CIMA requires to perform its obligations pursuant to Schedule 3.1 and Sections 5.1 and 5.5 at no charge to CIMA sixty (60) days prior to date of tablet manufacture, as well as one (1) month of safety stock. API must conform to Schwarz's then current raw materials specifications. CIMA shall not be accountable for production or shipment delays due to lack of API.

         (5) EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THE PRODUCT WILL BE SUPPLIED BY CIMA WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABLILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5.2 Identification. Schwarz may market the Product under its name, with its packaging and logo; Schwarz will, however, identify CIMA as the supplier in a fair manner, reasonably acceptable to CIMA. CIMA will bear all the costs of labeling the Product so as to appropriately display the Schwarz name provided Schwarz supplies all the appropriate graphics, designs, logos and related and appropriate artwork; provided that Schwarz shall reimburse CIMA for any costs incurred by CIMA in making changes to the packaging required to manufacture the Product in accordance with changes to the PDMA or other applicable law or changes required by Schwarz, including, but not limited to plate and die charges due to label changes and product identification requirements, and for any packaging components rendered obsolete by the changes. In addition, CIMA shall pay for all initial one-time, set-up charges incurred by CIMA in respect of packaging the Product. Schwarz may use CIMA's name and derivations thereof in promoting, marketing and selling the Product in the Territory; provided, however, that the particular formulation of any reference to CIMA's name in any promotional material shall be subject to CIMA's review and consent; and provided, further, that once the formulation of any such reference has been reviewed and consented to by CIMA, any subsequent reference to CIMA's name using such formulation shall not be subject to the further review or consent of CIMA. All samples shall be clearly marked "for sample use only" or some similar phrasing suggested by Schwarz.

         5.3 Trade, Sample and Placebo Product Price. CIMA shall supply Product, Product samples and Product placebos to Schwarz at the price set forth on
Schedule 5.3.

         5.4      Forecasts, Delivery and Quality.

         (1) Schwarz shall provide CIMA with 12-month non-binding forecasts within 15 days after the end of each Quarter. Such forecasts shall be revised and extended in each succeeding Quarter.

         (2) Delivery of the Product, Product samples and Product placebos shall be in accordance with the means of transportation, destination and dates set forth in Schwarz's purchase order. Delivery shall be F.O.B. point of origin, freight collect.

         (3) All deliveries of the Product hereunder shall include a Certificate of Analysis provided by the quality control manager of CIMA attesting to the fact that such the Product (i) has been manufactured by a process which complies with cGMP and (ii) are of quality which is in accordance with criteria established in the Specifications and all FDA requirements.

         (4) The Product, Product samples and Product placebos supplied hereunder shall have been manufactured by a process which complies with the quality assurance addendum set forth on Schedule 5.4(d).

         5.5      Rejection and Replacement.

         (1) In the event Schwarz determines that any Product, Product samples or Product placebos as manufactured and/or packaged by CIMA is Defective, then, within 30 days after delivery of such Product, Product samples or Product placebos to Schwarz (or, in the event that such Product, Product samples or Product placebos is Defective as a result of a latent defect, within 30 days of the discovery of such latent defect), Schwarz shall provide to CIMA a written notice of rejection, specifying in reasonable detail the manner in which the Product is Defective (the "Notice of Rejection"). If no written Notice of Rejection is given to CIMA by Schwarz within such 30 day period, such Product, Product samples or Product placebos shall be deemed to have been accepted by Schwarz, provided, however, that nothing contained in this Section 5.5(a) shall be deemed to relieve CIMA of its obligations under the warranties set forth in
Section 7 below.

         (2) Upon receipt of a Notice of Rejection from Schwarz and in order to minimize any hardship to Schwarz's customers, CIMA shall use its best efforts to promptly supply to Schwarz a quantity of replacement Product, Product samples or Product placebos meeting the Specifications equal to the size of the lot which Schwarz claims was Defective so that such replacement Product shall be received by Schwarz within 30 days following CIMA's receipt of Schwarz's Notice of Rejection. All actual and documented costs and expenses directly relating to any rejection and replacement pursuant to this Section 5.5 shall be paid by CIMA.

         5.6 Invoice and Payment. Upon shipment of any Product, Product samples or Product placebos, CIMA shall be entitled to submit invoices therefor to Schwarz, and Schwarz agrees to remit payment within 45 days from receipt of the invoice.

         5.7      Supply Disruption; Alternate Manufacturing Site.

                  (1) CIMA shall use its best efforts to supply Schwarz with the Product in a timely manner in accordance with the orders and forecasts received by CIMA pursuant to Sections 5.1(b) and 5.4(a), respectively. In any consecutive 120 day period, should CIMA fail to supply Schwarz with any of the Product ordered for such 120 day period pursuant to Section 5.1(b), Schwarz shall have the right to require CIMA to transfer the manufacture of the Product to Schwarz's Seymour facility or other designated facility. CIMA will assume all costs of such transfer. Should CIMA cure its failure to supply, CIMA shall have the right to resume the manufacture of the Product and Schwarz and CIMA shall, at CIMA's expense, transfer the manufacture of the Product back to CIMA within a commercially reasonable amount of time.

                  (2) CIMA and Schwarz shall, as soon as practicable following the date of Launch, qualify a manufacturing plant designated by Schwarz as an alternate FDA approved manufacturing and packaging site for the Product. The costs of obtaining such approval shall be borne equally by CIMA and Schwarz.

         5.8 CIMA's Obligation to Continue Manufacture. If this Agreement terminates or expires through no breach of Schwarz, CIMA shall reasonably cooperate with Schwarz in transferring the manufacture of the product to Schwarz, its Affiliate or a third-party appointed by Schwarz, the parties shall develop a schedule for the transfer of the manufacture of the Product and CIMA shall continue to supply the Product to Schwarz pursuant to the terms of this Agreement until twenty-four (24) months from the date this Agreement is terminated or expires pursuant to Section 11.1.


                                    SECTION 6

CONDITIONS PRECEDENT TO THE CLOSING; CLOSING DATE

         6.1 Conditions Precedent to Schwarz's Obligations. Subject to waiver as set forth in Section 12.3, all obligations of Schwarz to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction of each of the following conditions precedent:

                  (1) Representations and Warranties True as of the Closing Date. The representations and warranties of CIMA contained in this Agreement or in any schedule, certificate or document delivered by CIMA to Schwarz pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  (2) Compliance with this Agreement. CIMA shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or by the Closing Date.

                  (3) Closing Certificate. Schwarz shall have received a certificate from CIMA, executed by an officer of CIMA, certifying in such detail as Schwarz may reasonably request that the conditions specified in Sections 6.1(a) and 6.1(b), above, have been fulfilled and certifying that CIMA has obtained all consents and approvals required hereunder.

                  (4) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall, to the best of CIMA's knowledge, be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or, to the best of CIMA's knowledge, threatened.

         6.2 Conditions Precedent to CIMA's Obligations. Subject to waiver as set forth in Section 12.3, all obligations of CIMA to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction of each of the following conditions precedent:

                  (1) Representations and Warranties True as of the Closing Date. The representations and warranties of Schwarz contained in this Agreement or in any schedule, certificate or document delivered by Schwarz to CIMA pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                  (2) Compliance with this Agreement. Schwarz shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or by the Closing Date.

                  (3) Closing Certificate. CIMA shall have received a certificate from Schwarz, executed by an officer of Schwarz, certifying in such detail as CIMA may reasonably request that the conditions specified in Sections 6.2(a) and 6.2(b), above, have been fulfilled and certifying that Schwarz has obtained all consents and approvals required hereunder.

                  (4) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall, to the best of Schwarz's knowledge, be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or, to the best of Schwarz's knowledge, threatened.

         6.3      Closing Date.

                  (1) Subject to Section 6.3(b), below, the closing of the transactions contemplated by this Agreement shall take place at 10:00 a.m., local time, on June 30, 2000, or on such other date as may be mutually agreed upon in writing by the parties (the "Closing Date"), at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019.

                  (2) Each party hereby agrees to use its best efforts to consummate the transactions contemplated herein, as modified, on or before June 30, 2000; provided, however, that if the parties are unable to close the transactions contemplated hereby by August 31, 2000, or such later date as shall be mutually agreed to in writing by CIMA and Schwarz, then all of the rights and obligations of the parties under this Agreement shall terminate without liability.


                                    SECTION 7

REPRESENTATIONS AND WARRANTIES OF CIMA

         CIMA hereby represents and warrants to Schwarz that:

         7.1 Organization, Power and Authority. CIMA is a corporation duly organized and validly existing under the laws of the State of Delaware. CIMA has all necessary corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement, and to license the Licensed Assets and the CIMA Trademarks to Schwarz pursuant hereto.

        7.2 Due Authority; No Breach. The execution, delivery and performance by CIMA of this Agreement and each agreement or instrument contemplated by this Agreement, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by CIMA. This Agreement is, and each agreement or instrument contemplated by this Agreement, when executed and delivered by CIMA in accordance with the provisions hereof, will be (assuming the due execution and delivery hereof and thereof by Schwarz) the legal, valid and binding obligation of CIMA, in each case enforceable against CIMA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against CIMA. All persons who have executed this Agreement on behalf of CIMA, or who will execute on behalf of CIMA any agreement or instrument contemplated by this Agreement, have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement or any such other agreement or instrument by CIMA, nor the performance of the obligations contemplated hereby and thereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the articles of incorporation or by-laws of CIMA or any material contract or any other material obligation to which CIMA is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or governmental body against, or affecting or binding upon, CIMA or upon the securities, property or business of CIMA, or (iii) constitute a violation by CIMA of any applicable law or regulation of any jurisdiction as such law or regulation relates to CIMA, or to the property or business of CIMA except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on CIMA's ability to perform its obligations under this Agreement or under any agreement or instrument contemplated hereby.

         7.3 Intellectual Property. CIMA is the lawful owner of the Licensed Assets and CIMA Trademarks, CIMA can license the Licensed Assets and CIMA Trademarks without the consent of any third party, there is no pending or overtly threatened claim against CIMA asserting that any of the Licensed Assets and CIMA Trademarks infringes or violates the rights of third parties or that Schwarz, by practicing under the Licensed Assets and CIMA Trademarks in performing the Activities, would violate any of the intellectual property rights of any third party, and nothing has come to the attention of CIMA which has, or reasonably should have, led CIMA to believe that any of the Licensed Assets and CIMA Trademarks infringes or violates the right of third parties. CIMA has not given any notice to any third parties asserting infringement by such third parties upon any of the Licensed Assets and CIMA Trademarks. CIMA is not aware of and has not received any communications challenging the ownership, validity or effectiveness of any of the Licensed Assets and CIMA Trademarks. CIMA has not granted any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to Schwarz pursuant to this Agreement.

         7.4 Technology Rights. The CIMA Technology, when combined with the Schwarz Technology, includes all the technology, patents, know-how, trade secrets and other intellectual property necessary to manufacture the Product.

         7.5 Litigation. There are no pending or, to the best of CIMA's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings pending as of the date hereof against CIMA relating to the Activities, the Licensed Assets or the CIMA Trademarks which, either individually or together with any other, would have a material adverse effect on the Activities, the Licensed Assets, the CIMA Trademarks or the ability of CIMA to perform its obligations under this Agreement or any agreement or instrument contemplated hereby. There are no pending, and CIMA does not presently contemplate bringing, any actions or suits relating to the Activities, the Licensed Assets or the CIMA Trademarks against others.

         7.6 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement, or any agreement or instrument contemplated by this Agreement, by CIMA or the performance by CIMA of its obligations contemplated hereby and thereby.

         7.7 Brokerage. No broker, finder or similar agent has been employed by or on behalf of CIMA, and no Person with which CIMA has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.


                                    SECTION 8

REPRESENTATIONS AND WARRANTIES OF SCHWARZ

         Schwarz represents and warrants to CIMA that:

         8.1 Organization, Power and Authority. Schwarz is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Schwarz has all necessary corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement, to license the Licensed Assets, the Patents and the CIMA Technology from CIMA, and to license the Schwarz Technology to CIMA pursuant hereto.

         8.2 Due Authority; No Breach. The execution, delivery and performance by Schwarz of this Agreement, and each agreement or instrument contemplated by this Agreement, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Schwarz. This Agreement is, and each agreement or instrument contemplated by this Agreement, when executed and delivered by Schwarz in accordance with the provisions hereof, will be (assuming due execution and delivery hereof and thereof by CIMA) the legal, valid and binding obligation of Schwarz, in each case enforceable against Schwarz in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws from time to time in effect which affect the enforcement of creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against Schwarz. All persons who have executed this Agreement on behalf of Schwarz, or who will execute on behalf of Schwarz any agreement or instrument contemplated by this Agreement, have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement by Schwarz, or any such other agreement or instrument by Schwarz, nor the performance of the obligations contemplated hereby and thereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of its articles of incorporation or by-laws or any material contract or any other material obligation to which Schwarz is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or government body against, or affecting or binding upon, Schwarz or upon the securities, property or business of Schwarz, or (iii) constitute a violation by Schwarz of any applicable law or regulation of any jurisdiction as such law or regulation relates to Schwarz or to the property or business of Schwarz, except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on Schwarz's ability to perform its obligations under this Agreement or any agreement or instrument contemplated hereby.

         8.3 Brokerage. No broker, finder or similar agent has been employed by or on behalf of Schwarz and no Person with which Schwarz has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

         8.4 Litigation. There are no pending or, to the best of Schwarz's knowledge, threatened judicial, administrative or arbitral actions, claims, suits or proceedings pending as of the date hereof against Schwarz which, either individually or together with any other, will have a material adverse effect on the ability of Schwarz to perform its obligations under this Agreement or any agreement or instrument contemplated hereby or affect adversely the grant to CIMA of the non-exclusive license of the Schwarz Technology pursuant to Section 3.3.

         8.5 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement, or any agreement or instrument contemplated by this Agreement, by Schwarz or the performance by Schwarz of its obligations contemplated hereby and thereby.

                                    SECTION 9

ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

         9.1 Governmental Filings. CIMA and Schwarz each agree to prepare and file whatever filings, listings, requests or applications are required to be filed with any governmental authority in connection with this Agreement or the Product and to cooperate with one another as reasonably necessary to accomplish the foregoing.

         9.2 Compliance with Law. Schwarz and CIMA shall each comply with all federal, state and local laws and regulations applicable to developing, approving, manufacturing, marketing and selling the Product in the Territory, the Licensed Assets, the Patents and the Technology or the performance of their respective obligations hereunder. CIMA and Schwarz each shall keep all records and reports required to be kept by applicable laws and regulations, and each shall make its facilities available at reasonable times during business hours for inspection by representatives of governmental agencies. CIMA and Schwarz each shall notify the other within forty-eight (48) hours of receipt of any notice or any other indication whatsoever of any FDA or other governmental agency inspection, investigation or other inquiry, or other material notice or communication of any type, involving the Product. Schwarz and CIMA shall cooperate with each other during any such inspection, investigation or other inquiry including, but not limited to, allowing upon request a representative of the other to be present during the applicable portions of any such inspection, investigation or other inquiry and providing copies of all relevant documents. Schwarz and CIMA shall discuss any written response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, CIMA shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and Schwarz shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities.

         9.3 Recall. Schwarz and CIMA shall consult with one another as to all decisions concerning recall or withdrawal of the Product from the market, including, but not limited to, determining whether or not to make any such recall or withdrawal, the timing and scope thereof, and the means of conducting any recall or withdrawal. The party requesting any recall or withdrawal must receive the prior written consent of the other party, such consent not to be unreasonably withheld, prior to initiating such recall or withdrawal. No consent shall be necessary if the recall or withdrawal is requested by the FDA or other governmental authority. CIMA shall bear the costs (including but not limited to, shipping and product credits) for any recall or withdrawal primarily due to the failure of the product integrity of the Product, including but not limited to, CIMA's failure to comply with this Agreement, cGMP, the PDMA or the Specifications. The costs for any other recall or withdrawal shall be the responsibility of Schwarz.

         9.4 Confidentiality. Schwarz shall treat as confidential the Licensed Assets, the Patents, the CIMA Technology, and all other information of CIMA of which Schwarz becomes aware in connection with this Agreement (collectively, "CIMA Proprietary Information"). Schwarz shall neither disclose CIMA Proprietary Information to any third party nor use CIMA Proprietary Information for any purpose other than as set forth in this Agreement. CIMA shall treat as confidential the Schwarz Technology and all other information of Schwarz of which CIMA becomes aware in connection with this Agreement (collectively, "Schwarz Proprietary Information"). CIMA shall neither disclose Schwarz Proprietary Information to any third party nor use Schwarz Proprietary Information for any purpose other than as set forth in this Agreement.

         Nothing contained herein will in any way restrict or impair either party's (the "Using Party's") right to use, disclose or otherwise deal with any Proprietary Information of the other party which:

                  (1) at the time of disclosure is known to the public or thereafter becomes known to the public by publication or otherwise through no fault of the Using Party;

                  (2) the Using Party can establish was in its possession prior to the time of the disclosure and was not obtained directly or indirectly from the other party;

                  (3) is independently made available as a matter of right to the Using Party by a third party who is not thereby in violation of a confidential relationship with the other party;

                  (4) is developed by the Using Party independently of the Proprietary Information received from the other party and the Using Party can establish such development; or

                  (5) is information required to be disclosed by legal or regulatory process; provided, in each case the Using Party timely informs the other party and uses reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to intervene and contest or attempt to limit the disclosure.

Schwarz shall obtain no right or license of any kind under the CIMA Proprietary Information except as set forth in this Agreement. CIMA shall obtain no right or license of any kind under the Schwarz Proprietary Information except as set forth in this Agreement.

         9.5 Expenses. CIMA and Schwarz shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

         9.6 Reasonable Efforts. CIMA and Schwarz each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of governmental Persons and other Persons.

         9.7 Publicity. The parties agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance written consent of the other, except as such release or announcement may be required by law, in which case the party making the release or announcement shall, before making any such release or announcement, afford the other party a reasonable opportunity to review and comment upon such release or announcement.

         9.8 Cooperation. If either party shall become engaged in or participate in any investigation, claim, litigation or other proceeding with any third party, including the FDA, relating in any way to the Product or any of the Licensed Assets, the Patents or the Technology, the other party shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, using its reasonable efforts to make available to the other such employees who may be helpful with respect to such investigation, claim, litigation or other proceeding, provided that, for purposes of this provision, reasonable efforts to make available any employee shall be deemed to mean providing a party with reasonable access to any such employee at no cost for a period of time not to exceed 24 hours (e.g., three 8-hour business days). Thereafter, any such employee shall be made available for such time and upon such terms and conditions (including, but not limited to, compensation) as the parties may mutually agree.

         9.9      Competition; No Sale for Resale.

                  (1) CIMA agrees that, commencing on the Closing Date and continuing for the period ending five (5) years after the term of this Agreement, it shall not directly or indirectly, engage in any activity in competition with the Activities in the Territory. Subject to Section 2.5, such prohibited activity shall include, without limitation, using or licensing to any third party for use, the Licensed Assets or CIMA Trademarks in connection with (i) any pharmaceutical product listed on
         Schedule 9.9(a)(i) in the Territory during the period commencing on the Closing Date and ending at the end of the term of this Agreement; provided, however, that the non-competition period with respect to any pharmaceutical product containing the active ingredient [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] shall continue for an additional five (5) years after the term of this Agreement or (ii) any pharmaceutical product listed on Schedule 9.9(a)(ii) in the Territory during the period commencing on the Closing Date and ending five (5) years after the Closing. It is further understood that the remedies at law are inadequate in the case of any breach of this covenant and that Schwarz shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach of such covenant.

                  (2) Neither Schwarz nor any sublicensee of Schwarz shall knowingly sell any Product to anyone in the Territory for subsequent distribution or resale outside the Territory and each shall take all reasonable precautions to prevent such distribution or resale outside the Territory. CIMA shall not knowingly sell any Product to anyone in the Territory or outside the Territory for subsequent distribution or resale in the Territory and CIMA shall take all reasonable precautions to prevent such distribution or resale in the Territory.

         9.10 Conflicting Rights. CIMA shall not grant any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to Schwarz pursuant to this Agreement.

         9.11     Patent and Trademark Maintenance.

                  (1) CIMA shall be solely responsible for filing, prosecuting, and maintaining all of the CIMA Patents, and CIMA shall pay the costs associated therewith. CIMA shall file, prosecute, and maintain all CIMA Patents so as to fully continue the benefits under the licenses granted to Schwarz hereunder. CIMA may, however, discontinue prosecuting and maintaining any CIMA Patent if (i) CIMA has a valid business reason to do so, and (ii) obtains the prior written approval of Schwarz, such approval not to be unreasonably withheld or delayed.

                  (2) CIMA shall be solely responsible for filing, prosecuting, and maintaining all CIMA Trademarks, and CIMA shall pay the costs associated therewith. All registrations, variations, logos, goodwill and other rights under or acquired through use of the CIMA Trademarks shall accrue and belong to CIMA. Except as provided herein, Schwarz shall have no rights to use the CIMA Trademarks. Schwarz will not use in its business, in or outside of the Territory, any other mark or name which is similar to or nearly resembles any of the CIMA Trademarks in use by CIMA to indicate the source and origin of the CIMA Technology as to be likely to cause deception or confusion. Schwarz recognizes that CIMA is the owner of all CIMA Trademarks used in commerce to indicate the source of the CIMA Technology and agrees that the CIMA Trademarks shall remain vested in CIMA both during the term of this Agreement and thereafter. Schwarz shall not contest the validity of the CIMA Trademarks or CIMA's ownership of the CIMA Trademarks. Use of the CIMA Trademarks by Schwarz in conjunction with the manufacture, use, and sale of the Product and all goodwill related thereto shall inure to the benefit of CIMA for purposes of building the longevity and extent of use of the CIMA Trademarks.

                  (3) Schwarz shall be solely responsible for filing, prosecuting, and maintaining all trademarks it develops or owns for the Product (the "Schwarz Trademarks"), and Schwarz shall pay the costs associated therewith. All registrations, variations, logos, goodwill and other rights under or acquired through use of the Schwarz Trademarks shall accrue and belong to Schwarz. CIMA shall have no rights to use the Schwarz Trademarks, including, without limitation, in connection with any product subsequently developed by CIMA pursuant to
         Section 2.4. CIMA will not use in its business, in or outside of the Territory, any other mark or name which is similar to or nearly resembles the Schwarz Trademarks in use by Schwarz in a manner that is likely to cause deception or confusion. CIMA recognizes that Schwarz is the owner of all of the Schwarz Trademarks used in commerce to indicate the source of the Product and agrees that the Schwarz Trademarks shall remain vested in Schwarz both during the term of this Agreement and thereafter. CIMA shall not contest the validity of the Schwarz Trademarks or Schwarz's ownership of the Schwarz Trademarks. Use of the Schwarz Trademarks by Schwarz in conjunction with the manufacture, use, and sale of the Product and all goodwill related thereto shall inure to the benefit of Schwarz for purposes of building the longevity and extent of use of the Schwarz Trademarks.

                  (4) Schwarz and CIMA agree that, where applicable, all packaging of the Product shall identify (i) the number of the CIMA Patents and CIMA as the owner thereof and (ii) Schwarz as the owner of the Schwarz Trademarks.

                  (5) Any improvements to the CIMA Technology (whether or not patentable) shall be owned solely by CIMA.

                  (6) Any improvements to the Schwarz Technology (whether or not patentable) shall be owned solely by Schwarz.

                  (7) Schwarz shall have full ownership rights to the Product and, with the exception of any improvements to the CIMA Technology as contemplated by Section 9.11(e), any patents, know-how or other intellectual property that relate to the Product and are discovered during the development process contemplated hereby.

                  (8) Any provisions in this Agreement to the contrary notwithstanding, Schwarz acknowledges that, for all purposes, CIMA is the owner of the CIMA Technology and CIMA acknowledges that, for all purposes, Schwarz is the owner of the Schwarz Technology.

         9.12     Infringement; Enforcement of Proprietary Rights.

                  (1) Infringement of Patent Rights. Each party shall promptly notify the other of any alleged infringement by third parties of any CIMA Patent and provide any information available to that party relating to such alleged infringement. CIMA shall have the responsibility to investigate such alleged infringement and act diligently, at its own expense, to end any infringement of such rights that materially affect Schwarz's rights pursuant to this Agreement, including, but not limited to, bringing suit against such third party infringer. In the event that CIMA does not bring suit against such third party infringer, Schwarz may, at its own expense, bring suit against such third party infringer on CIMA's behalf.

                  (2) Procedures. No settlement, consent judgment or other voluntary final disposition of any suit contemplated by Section 9.12(a) may be entered into without the consent of each party, which consent shall not be unreasonably withheld or delayed. Any recovery of damages in any such suit shall be retained by the party bearing the costs of such suit. In the event of any infringement suit against a third party brought by either party pursuant to this Section 9.12, the party not bringing such suit shall cooperate in all respects, execute any documents reasonably necessary to permit the other party to prosecute such suit, and to the extent reasonable shall make available its employees and relevant records to provide evidence for such suit.

                  (3) Infringement of Third Party Rights. If, during the term of this Agreement, any third party (other than an Affiliate of Schwarz) claims that Schwarz's marketing or selling of the Product hereunder infringes on a third party patent based upon claims that dominate claims in the Patents, within 120 days after notice by Schwarz, CIMA shall procure for Schwarz the right to exercise all rights licensed under this Agreement without any additional payment therefor by Schwarz.

         9.13 Supply of Product. CIMA shall maintain sufficient capacity throughout the term of this Agreement to meet the requirements of Schwarz for the supply of Product hereunder.

         9.14 Liability Insurance. At and after Launch, CIMA shall use its best efforts to obtain and carry in full force and effect product liability insurance in respect of the Product in the amount of $10,000,000 per occurrence, $10,000,000 in the aggregate. At and after Launch, Schwarz shall use its best efforts to obtain and carry in full force and effect product liability insurance in respect of the Product in the amount of $10,000,000 per occurrence, $10,000,000 in the aggregate.

         9.15 Referral of Orders and Inquiries. CIMA shall refer all Persons sending orders or making inquiries regarding the Product within the Territory to Schwarz and shall promptly notify Schwarz of the name of each such Person and the nature of the inquiry of such Person.

         9.16 Deemed Breach of Covenant. Neither CIMA nor Schwarz shall be deemed to be in breach of any covenant contained in this Section 9 if such party's deemed breach is the result of any action or inaction on the part of the other party.

                                   SECTION 10

INDEMNIFICATION

         10.1     Indemnification.

         (1) CIMA shall indemnify, defend and hold Schwarz (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by Schwarz (and its directors, officers, employees, and Affiliates) as a consequence of:

                           (1) any breach of any representation or warranty made
                  by CIMA in this Agreement or any agreement, instrument or document delivered by CIMA pursuant to the terms of this Agreement;

                           (2) any failure to perform duly and punctually any
                  covenant, agreement or undertaking on the part of CIMA contained in this Agreement;

                           (3) any act or omission of CIMA with respect to the
                  operation of CIMA's business, or the handling, manufacturing, sale, consumption or use of the Product by CIMA; or

                           (iv) the infringement of the Licensed Assets, the
                  Patent or the Technology of any patent, trademark, copyright, trade secret or other intellectual property right of any person other than CIMA or Schwarz.

         (2) Schwarz shall indemnify, defend and hold CIMA (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by CIMA (and its directors, officers, employees, and Affiliates) as a consequence of:

                           (1) any breach of any representation or warranty made
                  by Schwarz in this Agreement or any agreement, instrument or document delivered by Schwarz pursuant to the terms of this Agreement;

                           (2) any failure to perform duly and punctually any
                  covenant, agreement or undertaking on the part of Schwarz contained in this Agreement; or

                           (3) any act or omission of Schwarz with respect to
                  the operation of Schwarz's business or the handling, manufacturing, sale, consumption or use of the Product by Schwarz, including Schwarz's supply of API hereunder.

         10.2 Notice and Opportunity To Defend. Promptly after receipt by a party hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 10.1. such party (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking such indemnification. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly (and in any event not less than 10 days after receipt of the Indemnified Party's original notice) notify the Indemnified Party in writing of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or defense against any such asserted liability. All reasonable costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election to compromise or defend as herein provided, fails to admit its obligation to indemnify under this Agreement with respect to the claim, or, if in the reasonable opinion of the Indemnified Party, the claim could result in the Indemnified Party becoming subject to injunctive relief or relief other than the payment of money damages that could materially adversely affect the ongoing business of the Indemnified Party in any manner, the Indemnified Party shall have the right, at its option, to pay, compromise or defend such asserted liability by its own counsel and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding anything to the contrary in this Section 10.2, (i) the party conducting the defense of a claim shall (A) keep the other party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other party is not participating jointly in the defense of such claim), and (B) conduct the defense of such claim in a prudent manner, and (ii) the Indemnifying Party shall not cease to defend, settle or otherwise dispose of any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

         10.3 Indemnification Payment Obligation. No Indemnifying Party will have any obligations under Sections 10.1(a) or 10.1(b) until the cumulative aggregate amount of Damages incurred or suffered by the Indemnified Party which the Indemnifying Party is otherwise subject to under this Agreement exceeds $50,000 at which time the entire cumulative aggregate amount of such Damages shall be covered. The provisions of this Section 10.3 shall not limit or otherwise affect the obligations of any Indemnifying Party under any other Section of this Agreement.

         10.4 Indemnification Payment Adjustments. The amount of any Damages for which indemnification is provided under this Section 10 shall be reduced to take account of any net tax benefit and shall be increased to take account of any net tax detriment arising from the incurrence or payment of any such Damages or from the receipt of any such indemnification payment and shall be reduced by the insurance proceeds received and any other amount recovered, if any, by the Indemnified Party with respect to any Damages; provided, however, that an Indemnified Party shall not be subject to an obligation to pursue an insurance claim relating to any Damages for which indemnification is sought hereunder. If any Indemnified Party shall have received any payment pursuant to this Section 10 with respect to any Damages and shall subsequently have received insurance proceeds or other amounts with respect to such Damages, then such Indemnified Party shall pay to the Indemnifying Party an amount equal to the difference (if any) between (i) the sum of the amount of those insurance proceeds or other amounts received and the amount of the payment by such Indemnifying Party pursuant to this Section 10 with respect to such Damages and (ii) the amount necessary to fully and completely indemnify and hold harmless such Indemnified Party from and against such Damages; provided, however, in no event will such Indemnified Party have any obligation pursuant to this sentence to pay to such Indemnifying Party an amount greater than the amount of the payment by such Indemnifying Party pursuant to this Section 10 with respect to such Damages.

         10.5 Indemnification Payment. Upon the final determination of liability and the amount of the indemnification payment under this Section 10, the appropriate party shall pay to the other, as the case may be, within 10 business days after such determination, the amount of any claim for indemnification made hereunder.

         10.6 Survival. The provisions of Section 10 shall survive any termination of this Agreement. Each Indemnified Party's rights under Section 10 shall not be deemed to have been waived or otherwise affected by such Indemnified Party's waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party's right under Section 10.

                                   SECTION 11

TERMINATION

         11.1 Termination. The term of this Agreement shall begin upon the Closing Date and, unless sooner terminated as hereinafter provided, shall end upon the expiration of the last Patent to expire or, if later, the expiration of any other patent resulting from the development process contemplated hereby. Notwithstanding the foregoing, this Agreement may be terminated as follows:

                  (1)    Termination for Insolvency. If either Schwarz or CIMA
         (i) makes a general assignment for the benefit of creditors or becomes insolvent; (ii) files an insolvency petition in bankruptcy; (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (iv) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (v) becomes a party to any proceeding or action of the type described above in (iii) or (iv) and such proceeding or action remains undismissed or unstayed for a period of more than 60 days, then the other party may by written notice terminate this Agreement in its entirety with immediate effect.

                  (2) Termination for Default. Schwarz and CIMA each shall have the right to terminate this Agreement for default upon the other's failure to comply in any material respect with the terms and conditions of this Agreement. At least 60 days prior to any such termination for default, the party seeking to so terminate shall give the other written notice of its intention to terminate this Agreement in accordance with the provisions of this Section 11.1(b), which notice shall set forth the default(s) which form the basis for such termination. If the defaulting party fails to correct such default(s) within 60 days after receipt of notification, then such party immediately may terminate this Agreement. This Section 11.1(b) shall not be exclusive and shall not be in lieu of any other remedies available to a party hereto for any default hereunder on the part of the other party.

                  (3) Continuing Obligations. Termination of this Agreement for any reason shall not relieve the parties of any obligation accruing prior thereto with respect to the Product and any ongoing obligations hereunder with respect to the remaining Product and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the parties hereto under Sections 5.8, 9.3, 9.4, 9.5, 9.7, 9.9(a), 10, 11.1(c) and 12 hereof, and such obligations shall survive any such termination.


                                   SECTION 12

MISCELLANEOUS

         12.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither CIMA nor Schwarz may assign any of its rights, duties or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld, except that no prior written consent shall be required in the event that a third party acquires substantially all of the assets or outstanding shares of, or merges with, Schwarz or CIMA, as the case may be.

         12.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or facsimile and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile shall be deemed to have been given on the date received) as follows:

         If to CIMA, as follows:

                  CIMA LABS INC.
                  10000 Valley View Road
                  Eden Prairie, MN  55344
                  Facsimile:  952-947-8770
                  Attention:  President and CEO

         If to Schwarz, as follows:

                  Schwarz Pharma, Inc.
                  6140 West Executive Drive
                  Mequon, Wisconsin  53092
                  Facsimile:  262-242-1641
                  Attention:  General Counsel

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 12.2 by any party hereto to the other party.

         12.3 Waiver; Remedies. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No delay on the part of CIMA or Schwarz in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either CIMA or Schwarz of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The indemnification provided in Section 10 shall be the sole remedy available for any Damages arising out of or in connection with this Agreement except for any rights or remedies which the parties hereto may otherwise have in equity.

         12.4 Survival of Representations. Each of the representations and warranties made in this Agreement shall continue for the term of this Agreement and shall thereafter be extinguished.

         12.5 Independent Contractors. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed to create the relationship of partners, joint venturers, or of principal and agent, franchisor and franchisee, or of any association or relationship between the parties other than as expressly provided in this Agreement. Schwarz acknowledges that it does not have, and Schwarz shall not make representations to any third party, either directly or indirectly, indicating that Schwarz has any authority to act for or on behalf of CIMA or to obligate CIMA in any way whatsoever. CIMA acknowledges that it does not have, and it shall not make any representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of Schwarz or to obligate Schwarz in any way whatsoever.

         12.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties relating thereto.

         12.7 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

         12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

         12.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York excluding any choice of law rules which may direct the application of the law of another state.

         12.10 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be determined and settled by arbitration in New York, New York, pursuant to the Rules of Arbitration then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction. Any arbitration hereunder shall be (i) submitted to an arbitration tribunal comprised of three (3) independent members knowledgeable in the pharmaceutical industry, one of whom shall be selected by Schwarz, one of whom shall be selected by CIMA, and one of whom shall be selected by the other two arbitrators; (ii) allow for the parties to request discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 90 days; and (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision. Each party shall bear its own costs and expenses, including attorney's fees incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Arbitration shall not prevent any party from seeking injunctive relief where such remedy is an appropriate form of remedy under the circumstances.

         12.11 Captions. All section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit annexed hereto, and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

         12.12 No Third-Party Rights. No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a party or not affiliated with a party to this Agreement.

         12.13 Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect.

         12.14 Attachments. All Schedules, Exhibits and other attachments to this Agreement are by this reference incorporated herein and made a part of this Agreement.

         12.15 Force Majeure. In the event that a party is prevented from carrying out its obligations under this Agreement by an event of Force Majeure, then such party's performance of its obligations under this Agreement shall be excused during the period of such event and for a subsequent reasonable period of recovery.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                             CIMA LABS INC.


                                             By: /s/ John Siebert
                                                --------------------------------
                                                Name:    John Siebert Ph.D.
                                                Title:   President and CEO



                                             SCHWARZ PHARMA, INC.


                                             By: /s/ Ron Stratton
                                                 -------------------------------
                                                 Name:    Ron Stratton
                                                 Title:   President and COO

                                                                 Schedule 2.4 to
                                                             Development License
                                                            and Supply Agreement

           [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
      SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] EXTENDED
                               RELEASE TERM SHEET

I.  Royalties:                    Tiers of [***CONFIDENTIAL TREATMENT REQUESTED,
                                  PORTION OMITTED FILED SEPARATELY WITH THE
                                  SECURITIES AND EXCHANGE COMMISSION.***], with
                                  Annual Net
                                  Sales thresholds TBD
II. COGs:                         TBD
III. Product Specifications:      TBD
IV.  Development Schedule and Performance Milestones:

                                                           COMPLETION DATE FOR
DEVELOPMENT ACTIVITY PHASES                                DEVELOPMENT PHASE

1)  Prototype Development                                  TBD
Extended release coating & formulation development - Analytical methods development - Methods validation - Excipient compatibility - Final prototype:
Initiation of accelerated stability study, and a room temperature stability study.

2)  Stability Data                                         TBD
Acceptable 3 month stability data on prototype batch

3)  Process Optimization                                   TBD
Scale-up, demonstration batch stability, and process validation (finished product and coated active) - Initial scale-up activities - Full scale experimental batch - Demonstration batch - Initiation and acceptable 3 month data from demonstration batch, blister package stability studies as per agreed upon stability protocol - Process Validation

4)  Process Validation stability                               TBD
Initiation of blister stability studies on process validation batches (total 3 studies) as per agreed upon stability protocol

Milestone Payments

                           (a) Schwarz shall pay to CIMA each of the milestone
payments set forth below (each a "Milestone Payment") promptly after CIMA demonstrates the Satisfactory Completion (as defined below) of the research and development milestone (each a "Milestone") set forth opposite such Milestone
Payment:

         Earned upon signing but payable                               ###
             90 days after Effective Date
         Completion of Development

         Activity Phases 1 & 2                                    ###
         Completion of Development of
         Phase 3 (Product acceptable for Launch)                       ###

         ### - [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]



                  (b) Promptly after the completion of each Milestone, CIMA shall notify Schwarz of such completion and shall provide Schwarz sufficient written materials to allow Schwarz to evaluate whether or not such Milestone has been Satisfactorily Completed. Unless CIMA satisfactorily completes a Milestone within 60 days after the deadline therefor, the underlying Milestone shall have been deemed not to be Satisfactorily Completed for purposes of paragraph (a) above and Schwarz's obligation to make the related Milestone Payment shall terminate and be deemed waived by CIMA. For purposes of this term sheet and as to any Milestone described herein, "Satisfactory Completion" shall mean the completion of such Milestone in a manner which is (i) appropriate to support the commercialization of the Product and (ii) consistent with this Agreement.

                                                                 Schedule 2.5 to
                                                             Development License
                                                            and Supply Agreement


                        Minimum Annual Net Sales Targets

Subject to Section 4.1(c), Schwarz shall endeavor to meet or exceed the minimum Annual Net Sales targets set forth below. References to Years below are to full calendar years after the Year in which the Product is Launched.

Year                                Minimum Annual Net Sales Target
----                                -------------------------------
Year 1                                      ###
Year 2                                      ###
Year 3                                      ###
Year 4                                      ###
Year 5                                      ###


###     - [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
          SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                 Schedule 3.1 to
                                                             Development License
                                                            and Supply Agreement
                              Development Schedule


              ------------------------------------------------------------------- -----------------------------
                                                                                  COMPLETION DATE FOR
              DEVELOPMENT ACTIVITY PHASES                                         DEVELOPMENT PHASE*
              ------------------------------------------------------------------- -----------------------------
              1)       Prototype Development                                      ###
              ------------------------------------------------------------------- -----------------------------
                    - Formulation development**
                    - Analytical methods development
                    - Methods validation
                    - Excipient compatibility
                    - Final prototype:
                          Initiation of accelerated stability, and a room
                          temperature bulk stability study.
              ------------------------------------------------------------------- -----------------------------
              2)       Acceptable 3 month stability data on prototype batch in    ###
                       blisters and bulk
              ------------------------------------------------------------------- -----------------------------

              3)       Process optimization, scale-up, demonstration batch        ###
                       stability and process validation
              ------------------------------------------------------------------- -----------------------------

                    - Initial scale-up activities
                    - Full scale experimental batch
                    - Demonstration batch
                    - Initiation and acceptable 3  month data from
                         demonstration batch and blister package stability
                         studies as per mutually agreed upon stability protocol
                    -  Process Validation
              ------------------------------------------------------------------- -----------------------------

              4)       Process Validation Stability                               ###
                    -  Initiation of blister stability studies on process
                         validation batches (total 3 studies) as per mutually
                         agreed upon stability protocol
              ------------------------------------------------------------------- -----------------------------

###     - [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY
          WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

*These are the completion dates if direct blending or geometric dilution techniques yield acceptable tablet content uniformity. Otherwise, 8 additional weeks will be added to the completion date schedules of Development Activity Phases 1 and 2, and 4 weeks shall be added to the completion date schedule of Development Activity Phase 3.

** Schwarz shall increase the applicable milestone referenced in Schedule 4.1(b) by [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] if any process other than milling or geometric dilution are needed to meet the CU requirements.

                                                                 Schedule 4.1(a)
                                                      to Development License and
                                                                Supply Agreement

                                  Royalty Rates


      In any Year, Schwarz shall pay to CIMA a percentage of Annual Net Sales, if any, actually recorded during such Year, as indicated on the following schedule.


                      ----------------------------------------- ----------------------------------

                                  ANNUAL NET SALES                           ROYALTY
                      ----------------------------------------- ----------------------------------
                      Less than $4,000,000                                    ###
                      ----------------------------------------- ----------------------------------

                      Greater than $4,000,000,                                ###
                        Less than $15,000,000
                      ----------------------------------------- ----------------------------------

                      Greater than $15,000,000                                ###
                      ----------------------------------------- ----------------------------------

###      - [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
           SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

      Schwarz shall pay the royalty payment due in respect of any Quarter (a "Quarterly Installment") by remitting a check, together with the report required by Section 4.3, to CIMA within 60 days after the end of each Quarter during such Year. For purposes of determining the royalty payment pursuant to this Schedule 4.1(a) the amount of each Quarterly Installment shall be calculated based on actual Net Sales recorded during such Quarter.

                                                                 Schedule 4.1(b)
                                                         to Development, License
                                                            and Supply Agreement

                               Milestone Payments

      (a) Subject to paragraph (b) of this Schedule 4.1(b), Schwarz shall pay to CIMA any of the milestone payments set forth below (each a "Milestone Payment") promptly after CIMA demonstrates the Satisfactory Completion (as defined below) of the research and development milestone (each a "Milestone") set forth opposite such Milestone Payment:


     Earned on signing and payable within 90 days of the date hereof                   ###

     Timely and satisfactory completion of Development Activity                        ### *
     Phases 1 & 2
                                                                                       ###
     Timely and satisfactory completion of Development Activity
     Phase 3 (Product acceptable for Launch)

     * Schwarz shall increase the applicable milestone referenced in
     Schedule 4.1(b) by ### if any process other than milling or geometric dilution are needed to meet the CU requirements.


###     - [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY
          WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

      (b) Promptly after the completion of each Milestone, CIMA shall notify Schwarz of such completion and shall provide Schwarz sufficient written materials (a "Milestone Notice") to allow Schwarz to evaluate whether or not such Milestone has been Satisfactorily Completed. Unless CIMA satisfactorily completes a Milestone within 60 days after the deadline therefor, as stated in
Schedule 3.1, the underlying Milestone shall have been deemed not to be Satisfactorily Completed for purposes of paragraph (a) above and Schwarz's obligation to make the related Milestone Payment shall terminate and be deemed waived by CIMA. As to any Milestone, "Satisfactory Completion" shall mean the completion of such Milestone in a manner which is (i) appropriate to support the commercialization of the Product and (ii) consistent with this Agreement.

                                                                 Schedule 5.1(b)
                                                         to Development, License
                                                            and Supply Agreement

                             Schwarz Purchase Order

                                 [See Attached]

                                                              Schedule 5.4(d) to
                                                            Development, License
                                                            and Supply Agreement


                           Quality Assurance Addendum


                      [To be mutually agreed by parties on
                          or prior to October 31, 2000]

                                                                    Schedule 5.3
                                                         to Development, License
                                                            and Supply Agreement


                                  Cost of Goods


      Schwarz shall pay to CIMA the amounts indicated on the following schedule in respect of CIMA's manufacturing obligations hereunder. Such payment shall be made in accordance with Section 5.6.


         SAMPLES

         -------------------------------------------- --------------------------------------------

                                                                        Volumes
         -------------------------------------------- --------------------------------------------
                                                      20MM max.
                                                      per year
         -------------------------------------------- ---------------------- ---------------------

         costs per tablet                             ###*
         -------------------------------------------- ---------------------- ---------------------


         PLACEBOS

         -------------------------------------------- --------------------------------------------

                                                                         Volumes
         -------------------------------------------- --------------------------------------------

         Bulked, cost per tablet                      ###
         -------------------------------------------- --------------------------------------------

         TRADE

         -------------------------------------------- --------------------------------------------

                                                                        Volumes
         -------------------------------------------- --------------------------------------------

         Configuration                                <30MM                  >30MM
         -------------------------------------------- ---------------------- ---------------------

         Bulked, cost per tablet                      ###                    ###
         -------------------------------------------- ---------------------- ---------------------

         5 cards of 6 cartoned, cost per              ###                    ###
         tablet
         -------------------------------------------- ---------------------- ---------------------

         Bottles of 100, cost per tablet **           ###                    ###
         -------------------------------------------- ---------------------- ---------------------

### - [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

              * To be [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per tablet for the initial 6,132,000 tablets.

              ** Complete finished package, only upon installation and validation of bottling line at CIMA's facility.

                                                    Schedules 9.9(a)(i) and (ii)
                                                         to Development, License
                                                            and Supply Agreement


                  COMPETITIVE PRODUCTS UNDER SECTION 9.9(a)(i)

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]


                  COMPETITIVE PRODUCTS UNDER SECTION 9.9(a)(ii)

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]